EXHIBIT 10.5
                            MASTER SERVICE AGREEMENT
                            ------------------------

     MASTER SERVICE AGREEMENT ("Agreement"), dated 22nd February 2000, by and between Viatel UK LTD., a British corporation, with its headquarters located at Parnell House, 25 Wilton Road, London SW1V 1LW, UK ("Viatel") and Fone.Com Ltd. with its headquarters located at 15-17 St. Cross Street, Suite 4c, London EC1N 8UW, UK ("Customer").

                                    RECITALS
                                    --------

     Viatel is engaged in the business of providing certain telecommunications and other enhanced telecommunications services as more fully described on the schedules attached hereto (the "Services"). Customer desires to purchase from Viatel, and Viatel desires to sell to Customer, such Services, in accordance with the terms and conditions set forth in this Agreement.

     ACCORDINGLY, in consideration of the mutual covenants in this Agreement and intending to be legally bound, the parties agree as follows:

                                    ARTICLE 1
                              PROVISION OF SERVICES
                              ---------------------

     Viatel agrees to sell and Customer agrees to purchase the Service(s) set forth on the Schedule(s) attached hereto, which schedules may be amended or supplemented from time to time in accordance with the terms hereof.

                                    ARTICLE 2
                              TERM AND TERMINATION
                              --------------------

     2.1 Term and Termination. (a) Subject to Section 2.1(b) hereof, this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate on the anniversary date hereof, provided, however, that if neither party provides written notice terminating the Agreement to the other party at least thirty (30) days before each anniversary of the Effective Date, this Agreement shall be renewed for ninety (90) days.

     (b) This Agreement may also be terminated upon the occurrence of any of the following events:

          (1) By either party, upon at least ten (10) days' prior written notice
(a) if the other party commits a material breach of this Agreement (other than non-payment) and such breach has not been remedied by the date specified in such notice, such specified date to be no earlier than ten (10) days after the date of the notice or (b) of a determination by any governmental authority with jurisdiction over the parties, that the provision of the Services under this Agreement is contrary to existing laws, rules or regulations.

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          (2) By Viatel upon at least three (3) business days' written notice, if Customer fails to pay any amount due to Viatel under this Agreement after thirty (30) calendar days from the Due Date (as hereinafter defined) and Customer fails to pay the amount due within five (5) business days of such notice.

          (3) By either party, upon ten (10) business days' written notice, if the other party (A) ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganisation, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets and properties, or it or its shareholders shall take any action looking to its dissolution or liquidation, (B) has filed against it a petition in bankruptcy which is not dismissed within sixty (60) days of being filed or, without the party's consent or acquiescence, a trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties is appointed and such appointment is not vacated within thirty (30) days thereafter.

          (4) By either party, upon fifteen (15) days' prior written notice, upon enactment of any law, rule or regulation that in the reasonable judgement of either party will make it materially more expensive or difficult to comply with its obligations under this Agreement.

     2.2 Consequences of any Termination. (a) Subject to the provisions hereof, upon termination of this Agreement, Viatel shall be entitled to cease providing Service to Customer, and all amounts due to Viatel from Customer shall become immediately due and payable.

          (b) Notwithstanding anything to the contrary herein, Section 3.4 (regarding late charges) hereof shall continue to apply upon termination of the Agreement.

          (c) In addition to any rights hereunder, upon a termination of this Agreement upon the happening of the events described in Sections 2.1(b)(3) the non-breaching party shall have such rights and remedies as are available under applicable law.

          (d) Notwithstanding anything to the contrary contained herein, upon the occurrence of any event set forth in Sections 2.1(b)(4), the parties shall negotiate, in good faith, a modification of this Agreement to address the consequences of such event and reach a mutually agreeable compromise and to minimise the inconvenience and disruption to the Customer.

          (e) Notwithstanding the termination of this Agreement for any reason, the provisions of Articles 4, 5 and 6 shall continue to apply.

                                    ARTICLE 3
                                  PAYMENT TERMS
                                  -------------

     3.1 Payment and Invoices. (a) Customer shall pay for Carrier Service monthly in arrears and Port Service, Customer Transmission Service and Co-Location Service (each such service as defined in the appropriate Schedule attached hereto) monthly in advance of the rendering of such Service.

          (b) Viatel shall render invoices for all Service as follows: (i) Carrier Service shall be invoiced no later than ten (10) days after the beginning of the month following the month for which Services were provided, which invoice shall be paid no later than fifteen (15) days of the date of such invoice, (ii) Port Service, Transmission Service and Co-Location Service (if applicable) shall be invoiced no more than twenty five (25) days before the respective month for which Services are to be provided and shall be paid no later than fifteen (15) days of the date of such invoice (the "Due Date"). All payments under this Agreement shall be made in U.K. Pounds Sterling.

     3.2 Taxes. All Service under this Agreement are provided exclusive of any applicable federal, local or foreign sales, use, excise, privilege, gross receipts and other similar taxes, duties and charges imposed by any governmental authority. Such taxes, duties and charges shall be separately stated on the monthly invoice and shall be paid directly by Customer unless required to be collected by Viatel, in which case such taxes, duties and charges shall be paid to Viatel at the same time as all other charges set forth on the invoice and shall be paid by Viatel to the appropriate authority upon receipt of payment from Customer. Any amounts not paid when the invoice is due shall be treated as a late payment for purposes of Sections 2.2(b) and 3.4. If Customer claims any exemption from otherwise applicable taxes, duties or charges it shall provide Viatel with a valid tax exemption certification or other evidence reasonably satisfactory to Viatel that Customer is not subject to such taxes, duties or charges.

     3.3 Disputed Charges. If Customer, in good faith, disputes in writing the amount or appropriateness of a charge included in an invoice from Viatel, Customer shall notify Viatel of the disputed charge and provide documentation reasonably requested by Viatel to resolve the disputed charge. Such notification shall not relieve Customer of the obligation to make all payments by the due date, including the amounts disputed in the case of Carrier Service, but excluding such disputed amounts in the case of Port Service, Transmission Service (if applicable), and Co-Location Service (if applicable), by the Due Date. Customer and Viatel shall exercise reasonable, good faith efforts to resolve the disputed charges. Failure to contest a charge within forty-five (45) days of the date of the invoice shall create an irrebuttable presumption of the correctness of the charge. If Viatel and Customer fail to resolve the disputed charge with ninety (90) days from the date of the invoice, the parties are then free to exercise their rights hereunder to seek remedy in a court of law and such charges shall be considered due from the original Due Date and shall be subject to all late payment penalties contained in this Agreement, in the event Viatel is the prevailing party. If the dispute is resolved within this ninety
(90) day period, no late fees will be assessed.

     3.4 Late Fees. Any payments (which are not disputed in accordance with Paragraph 3.3 above) not received by the Due Date shall bear interest at an annual rate of eighteen (18) percent, or the maximum rate permitted by law, whichever is less, from the Due Date until paid in full. Any payments received which are less than the total amount due shall be applied first to interest and collection fees, and then to the oldest invoice(s) outstanding, regardless of any contrary instructions received from Customer.

                                    ARTICLE 4
                                    LIABILITY
                                    ---------

     4.1 Service Interruptions. Viatel shall not be liable for interruptions in the provision of Service to Customer caused by or resulting from any act of God, flood, earthquake, storm, lightning, fire, epidemic, war, outbreak of hostilities (whether or not war is declared), riot, strikes or other labour unrest, civil disturbance, sabotage, failures of third parties, including mechanical failures, fibre or cable cuts, accidents, defects in transmission, expropriation by governmental authorities, interruptions by regulatory or judicial authorities or other acts or events that are outside the reasonable control of Viatel.

     4.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL VIATEL BE LIABLE TO CUSTOMER OR ANY OTHER THIRD PARTY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL OR PUNITIVE DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF OR RELATING TO THIS AGREEMENT (OR THE OBLIGATIONS, HEREUNDER).

     4.3 NO WARRANTY. VIATEL MAKES NO WARRANTY TO CUSTOMER OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS OR IMPLIED OR STATUTORY, AS TO THE QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE SERVICES PROVIDED UNDER THIS AGREEMENT, ALL SUCH WARRANTIES HEREBY BEING EXPRESSLY EXCLUDED AND DISCLAIMED.

                                    ARTICLE 5
                                 CONFIDENTIALITY
                                 ---------------

     5.1 Confidentiality. During the term of this Agreement, the parties may disclose to each other certain "proprietary" and/or "confidential" information. The parties desire to assure the confidential and proprietary status of the information which may be disclosed to each other and therefore for themselves and their affiliates agree as follows:

          (a) All information disclosed shall be deemed to be confidential and proprietary (hereinafter "Proprietary Information") provided that written information is clearly marked in a conspicuous place as proprietary, and verbal information is immediately confirmed in writing as proprietary. All information contained in this Agreement, including the Schedules hereto, as well as all records of Customer's customers, traffic volume and distribution information and rate information of either party given to or learned by the other in connection with this Agreement shall be considered Proprietary Information without further act of either party.

          (b) Each party agrees to use the Proprietary Information received from the other party only for the purpose of this Agreement. No other rights, and particularly licenses, to trademarks, service marks, inventions, copyrights, or patents are implied or granted under this Agreement.

          (c) Proprietary Information supplied shall not be reproduced in any form or orally communicated except as required to accomplish the intent of this Agreement.

          (d) The receiving party shall provide at a minimum the same care to avoid disclosure or unauthorised use of the Proprietary Information as it provides to protect its own proprietary information. It is agreed that all Proprietary Information shall be retained by the receiving party in a secure place with access limited to only such of the receiving party's employees or agents who need to know such information for purposes of this Agreement.

          (e) All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the purpose intended, and such Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon written request of the disclosing party, and, in any event, upon termination of this Agreement. The non-disclosing party shall promptly provide the disclosing party written certification that all Proprietary Information has been returned or destroyed.

          (f) It is understood that the term "Proprietary Information" does not include information which:

               (1) has been lawfully published or is otherwise in the public domain through no fault of the parties;

               (2) prior to disclosure is properly within the legitimate possession of the receiving party without restriction of the receiving party's right to disseminate the information and without notice of any restriction against its further disclosure;

               (3) subsequent to disclosure is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

               (4) is independently developed without breach of any obligation of confidentiality through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

               (5) is disclosed with the prior written approval of the other party; or

               (6) is obligated to be produced under order of a court of competent jurisdiction or other legal or regulatory process or procedure, provided that the party who is requested to produce the Proprietary Information shall promptly notify the other party in writing of the request.

     5.2 Use of Name. Each party agrees that, without the other party's written consent, it will not use the name, service marks or trademarks of the other party or of any of its affiliated companies in any advertising, publicity releases or sales presentations. Neither party shall take any actions which will in any manner compromise the other party's registered trademarks and/or service marks.

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


     5.3 Remedies for Breach. The parties agree that a breach of the terms of this Article 5 would result in irreparable injury to the non-breaching party for which a remedy in damages would be inadequate. The parties agree that in the event of such breach or threatened breach, the non-breaching party shall be entitled to seek an injunction to prevent the breach or threatened breach, in addition to remedies otherwise available at law or in equity.

                                    ARTICLE 6
                                  MISCELLANEOUS
                                  -------------

     6.1 Waiver. The failure of either party to give notice of default or to enforce compliance with any of the terms or conditions of this Agreement, the waiver of any term or condition of this Agreement, or the granting of an extension of time for performance, shall not constitute a permanent waiver of any term or condition of this Agreement, and this Agreement and each of its provisions shall remain at all times in full force and effect until modified by both parties in writing.

     6.2 Litigation Costs. In the event that a party institutes litigation to enforce the terms of this Agreement or to collect any moneys due hereunder, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees, court costs and other reasonable related expenses incurred in connection therewith.

     6.3 Assignment. Neither party shall assign this Agreement or any rights under this Agreement without the prior written consent of the other party. Notwithstanding anything to the contrary herein, Viatel shall be entitled to create a security interest in this Agreement in favor of its lenders without Customer's consent. Any attempted assignment that does not comply with the terms of this section shall be null and void.

     6.4 Notices. Any notice, approval, request, authorisation, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (a) on the delivery date if delivered personally to the party to whom the same is directed, or (b) on the date received if sent by express courier, registered or certified mail, return receipt requested, postage and charges prepaid, or by facsimile with receipt confirmed addressed as follows:

      If to Viatel:
                  Viatel, Inc.
                  656 Third Avenue, 25th Floor
                  New York, NY 10017 USA
                  Attn.: Jan Piazza, Vice President


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


   With a copy to:
                  Viatel, Inc.
                  656 Third Avenue, 25th Floor
                  New York, NY  10017
                  Attn.: Sheldon M. Goldman, Vice President,
                         Business and Legal Affairs
   If to Customer:
                  Fone.Com Ltd.
                  15-17 St. Cross Street, Suite 4c London EC1N 8UW, UK
                  Attn.: Clifford S. Postelnik, Managing Director

Either party may change its address specified above by giving the other party notice of such change in accordance with this paragraph.

     6.5 Entire Agreement and Amendments. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof. This Agreement shall not be amended in any way without a signed and otherwise properly executed written agreement between the parties hereto.

     6.6 Jurisdiction. The parties hereto agree that (1) the rights and obligations of the parties hereunder shall be governed by and interpreted, construed, and enforced in accordance with the laws of England and (2) the forum for any dispute hereunder shall be in any court located in England, and there shall be no defence to the selection of such forum based on jurisdiction, venue or convenience.

     6.7 Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

     6.8 Headings; Rules of Construction. As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits hereto, as the same may from time to time be amended or supplemented and not to any subdivision contained in this Agreement. The word "including" when used herein is not intended to be exclusive and means "including, without limitation". References herein to "UK Pounds," "UK.(pound)" and "(pound)" are to United Kingdom Pounds. References herein to an Article, Section, subsection, clause, Schedule or Exhibit shall refer to the appropriate Article, Section, subsection, clause, Schedule or Exhibit in or to this Agreement, the and Section headings used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

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


     6.9 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

     6.10 Incorporation of Exhibits and Schedules. Each of the Exhibits and Schedules identified in this Agreement or attached hereto are incorporated herein by reference and made a part hereof. To the extent of any inconsistency or conflict between the terms of Schedule or Exhibit and the terms of this Agreement, the terms of such Schedule or Exhibit shall control, capitalised terms used but not otherwise defined in the Schedules or Exhibits shall have the meanings ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  Viatel UK Ltd.

                                  By: /illegible/
                                  ---------------


                                  Title: Vice President
                                  ---------------------


                                  Accepted and Agreed By:
                                  Fone.Com Ltd.

                                  By: /C.S. Postelnik/
                                  --------------------


                                  Title: Managing Director, Europe
                                  --------------------------------
                                              22/2/00

                   SCHEDULE A- THE CARRIER SERVICES AGREEMENT


A.1 Purchase and Sale of Services. Fom.Com LTD ("customer") agrees to purchase from Viatel UK Ltd. ("Viatel")and Viatel agrees to sell to Customer, the long distance telephone services (the "Carrier Services") set forth in Exhibit 1 at the stated rates, with the understanding that such Customer is responsible for delivering its call or other services to Viatel's switching site at Viatel Global Communications, Telehouse, Corlander Avenue, London E14 2AA United Kingdom or such points and locations as may be mutually agreed upon:

A.2 Rate Changes. Viatel reserves the right to adjust its rates at any time upon seven (7) days' prior written notice to Customer, and Customer's continued use of the Carrier Service constitutes acceptance of the rates and Customer's agreement to pay all applicable charges.

A.3 Payment Security. Upon the request of Viatel, Customer shall provide financial statements, credit reports and other publicly available financial information reasonably requested by Viatel to determine Customer's creditworthiness. If requested by Viatel, Customer shall provide a cash deposit, a letter of credit drawn on a financial institution acceptable to Viatel or such other security as Viatel and Customer may agree upon prior to Viatel rendering any Service to secure Customer's payments during the term that Services are provided hereunder. Subject to Section 3.3 of the Agreement, Viatel may offset against the security any amounts due under the Agreement by Customer that are not paid when due. Upon the expiration of termination of the Agreement for any reason, Viatel shall have the right to offset against the security any amounts owed to it by Customer and shall remit the balance promptly to Customer without interest.

A.4 Applicability of Tariffs and Laws. Service provided hereunder and the rights and obligations of the parties hereunder may be subject to and be governed by tariffs filed by Viatel from time to time with the Federal Communications Commission or any applicable regulatory authority (collectively, the "Tariffs"), the terms of which are incorporated herein by reference. If there is any conflict or inconsistency between the terms of this Agreement and any of the Tariffs applicable to this Agreement, the terms of the applicable Tariff(s) shall control and the Agreement shall be deemed amended accordingly. The Tariffs are subject to modification in accordance with applicable law and the rules and regulations of application regulatory authorities. The provision of Service under this hereunder also is subject to applicable law and the rules and regulation of application regulatory authorities. Each party shall perform its obligations hereunder in compliance with applicable laws.

A.5 Resale of Services

     (a) In reselling Viatel's Service under this Agreement, Customer will observe the highest standard of integrity and fair dealing with members of the public. Customer agrees to sell and bill Viatel's Service under its own business name, identify or mark, and Customer further agrees not to reference Viatel's name or marks in any context involving its furnishing of service(s) to the public. If any violation of the provision occurs during the term of this Agreement, Viatel may terminate this Agreement on five (5) business days written notice. Furthermore, Customer agrees to indemnify Viatel for any actions, claims, suites or damages arising out of any allegation that if proved would cause Customer to be in breach of this provision and Customer shall also pay all attorney's fees and costs incurred by Viatel due to any actions, claims, suits, or damages arising out of such allegations.

     (b) Customer agrees that it will obtain, or already has obtained and will subsequently maintain any and all approvals to resell Viatel's Service hereunder as required by law. In the event Customer fails to obtain or maintain the appropriate approvals, Viatel shall not be liable for any delay or failure to provide Viatel's Services.

     (c) Customer shall have sole responsibility for interacting with its customers in all matter pertaining to service, including the placing and handling of services orders, service installation, operation and termination, dispute handling and resolution, and billing and collection matters. Viatel shall incur no obligation, nor shall it be deemed to have obligation, to interact with Customer's customers for any reason or purpose. Customer shall cooperate with Viatel as necessary to address and resolve service-related issues and problems and shall impose upon its customers an obligation to cooperate, with Customer in addressing and resolving service-related issues and problems.

     (d) Customer understands and accepts that, as part of Viatel's normal business policy and practices and its obligations under law, Viatel will engage in extensive marketing efforts in attempt to sell its services to the public and that such efforts will result in active competition with Customer for the business of users who are Customer's customers or prospects. Accordingly, Customer further understands and accepts that such that such competition by Viatel is in all respects fair and proper and that Customer shall not complain, or be heard to complain, of business lost to Viatel. Under no circumstances shall any inference be derived that Viatel's entry into this Agreement with Customer means that Viatel will restrict its efforts to compete against Customer in any way.

     (e) Customer understands and accepts that no fiduciary relationship arises by virtue of this Agreement and that, accordingly, Viatel incurs none of the obligations that arise in such relationship as an incident of its fulfilling its obligations under this Agreement. Further, Customer understands and accepts that Viatel is not an insurer of profits for Customer, nor does Viatel guarantee the success of Customer's business as a result of Customer's receipt of Service(s) under this Agreement.

A.6 Fraudulent Calls. Viatel shall not be liable for any fraudulent calls delivered to Viatel and billed to Customer's account. Viatel shall notify Customer promptly of any fraudulent calling of which Viatel has actual knowledge, it being understood that Viatel is under no obligation to investigate the authenticity of calls charged to Customer's account.

IN WITNESS WHEREOF, the parties accept this Schedule A to the Master Services Agreement dated 22nd February 2000 between Viatel and Customer as of this 22 day of February, 2000.

                                            Viatel UK Ltd.

                                            By: /illegible/
                                            ---------------

                                            Title: Vice President
                                            ---------------------




                                            Accepted and Agreed by:
                                            Fone.Com Ltd.

                                            By: /C.S. Postelnik/
                                            --------------------
                                            Title: Managing Director- Europe
                                            --------------------------------